UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

RIMROCK GOLD CORP.
 (Exact name of registrant as specified in its charter)

Nevada	333-149552	75-3266961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155 Las Vegas, NV 89103
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 1-800-854-7970

Tucana Lithium Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On January 24, 2013, Rimrock Gold Corp., a Nevada corporation, formerly known as Tucana Lithium Corp. (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Tucana Holdings Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Holdings”), and Rimrock Mining, Inc., a Nevada corporation (“Rimrock”), pursuant to which Holdings will merge with and into Rimrock, and Rimrock will become a wholly-owned subsidiary of the Company. On closing of the transaction, the Company will acquire all the interest in three prospective gold exploration properties known as Rimrock Property, West Silver Cloud and Pony Spur, located in northeast Nevada (the “Acquired Properties”) and will issue 17,800,000 post-split shares of its common stock, par value $0.001 (the “Common Stock”), to the sellers of the Acquired Properties as consideration for such properties. To date, the Company’s main exploration target has been the Abigail Lithium Property located in the James Bay, Quebec region of Canada.

As a closing condition to the Merger Agreement, the Company is required to effect a 1-for-8 reverse split of the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”).  As a result, the issued and outstanding shares of Common Stock will decrease from 66,435,908 shares prior to the Reverse Stock Split to 8,304,488 shares following the Reverse Stock Split. The Company notified FINRA of the proposed Reverse Stock Split on January 29, 2013.

The foregoing description of the Merger Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2013, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to change its name from “Tucana Lithium Corp.” to “Rimrock Gold Corp.” A copy of the Amendment is attached hereto as Exhibit 3.1.

Item 8.01	Other Events.

The disclosure in Item 1.01 with respect to the Reverse Stock Split above is incorporated herein by reference in its entirety in response to this Item 8.01.

On January 30, 2013, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Report.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
3.1	Amendment to Articles of Incorporation
10.1	Agreement and Plan of Merger, dated January 24, 2013, by and among Tucana Lithium Corp., Tucana Holdings Inc., and Rimrock Mining, Inc.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMROCK GOLD CORP.

Date: January 30, 2013	By:	/s/Jordan Starkman
Jordan Starkman
Chief Executive Officer